                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of November 1, 1999 by and between Hanmi Bank, a California banking corporation, located at 3660 Wilshire Blvd., PH-A, Los Angeles, CA 90010 ("Bank") and Chung Hoon Youk an individual ("Employee").

                                   WITNESSETH:

WHEREAS, the Bank desires to obtain the services of Employee as President and Chief Executive Officer and Employee desires to render services to the Bank as President and Chief Executive Officer;

WHEREAS, the Bank and Employee desire to set forth in this Agreement the terms and conditions of Employee's employment with the Bank.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

1. TERM. Bank agrees to employ Employee and Employee agrees to serve Bank as President and Chief Executive Officer, in accordance with the terms of this Agreement, for a term of three (3) years, commencing November 1, 1999 and ending October 31, 2002 unless this Agreement is earlier terminated in accordance with the provisions which follow.

2. SERVICES AND EXCLUSIVITY OF SERVICES. So long as this Agreement shall continue in effect, Employee shall devote his full business time, energy and ability exclusively to the business, affairs and interests of Bank and its subsidiaries and matters related thereto, shall use Employee's best efforts and abilities to promote the Bank's interests, and shall perform the services contemplated by this Agreement in accordance with policies established by and under the direction of the Board of Directors of Bank ("Board"). Employee agrees to faithfully and diligently promote the business, affairs and interests of Bank.


      Without the prior express written authorization of the Board, Employee shall not, directly or indirectly, during the term of this Agreement: (a) render services to any other person or firm for compensation or (b) engage in any activity competitive with or adverse to the Bank's business, whether alone, as a partner, or as an officer, director, employee or significant investor of or in any other entity. (An investment of greater than 1% of the outstanding capital or equity securities of an entity shall be deemed significant for these purposes.)

3. SPECIFIC POSITION; DUTIES AND RESPONSIBILITIES. The Bank and Employee agree that, subject to the provisions of this Agreement, the Bank will employ Employee and Employee will serve Bank as the President and Executive Officer of Bank for the duration of this Agreement. Employee agrees to observe and comply with the rules and regulations of Bank respecting the performance of Employee's duties and agrees to carry out and perform orders, directions and policies of Bank and its Board as they may be, from time to time, stated either orally or in writing. Employee shall have such corporate power and authority as shall reasonably be required to enable the discharge of duties as President and Chief Executive Officer of Bank.

      For the term of this Agreement, Employee shall report to the Board.

4.    COMPENSATION.

      a)    BASE AND INCENTIVE COMPENSATION

            During the term of this Agreement, Bank agrees to pay Employee a base salary (the "Base Salary") at the rate of $16,666.66 per month, payable in bi-monthly amount of $8333.33, less withholdings. If employed in the second and third years under this Agreement, Bank will provide Employee with a cost-of-living increase in an amount not to exceed five (5) percent of Employee's previous year's base salary in each of the second and third years of employment. Employee shall not be entitled to or receive a director's fee for his services on the Board during the term of his employment at Bank.

      b)    BONUS

            Employee shall be eligible for a bonus at the end of each fiscal year of employment in the amount of four percent (4%) of the amount of Bank's pre-tax profits which exceed twenty percent (20%) of the primary capital of that year. In no event shall Employee's bonus exceed fifty percent (50%) of Employee's annual Base Salary in the year in which he is eligible for a bonus. There shall be no other bonuses. If Employee is employed less than a full fiscal year, the bonus will be paid to Employee on a pro-rata basis for that portion of the fiscal year in which Employee was employed as Chief Executive Officer.

            PRE-TAX PROFIT DETERMINATION

            The computation of Bank's pre-tax profit shall be determined by Bank's outside auditors and certified public accountants as approved by the Board. The computation of Bank's pre-tax profit shall be conclusive and binding on Bank and Employee. In the event of a dispute under this Section, the sole determination by the arbitrator shall be whether the pre-tax profit was determined in conformity with this paragraph -- i.e., whether the pre-tax profit was determined by Bank's outside auditory and certified public accountants, and was approved by the Board.

      c)    STOCK OPTIONS

            Pursuant to and subject to the terms of Bank's Stock Option Plan, for the term of this Agreement, Bank will grant Employee a stock option consisting of a maximum total of thirty thousand (30,000) shares of Bank's common stock at the market price at the time of grant. The option will vest in installments of 10,000 shares on the date of this Agreement and on the anniversary date of each of the two years thereafter that Employee is employed under this Agreement, and be exercisable at the time of each grant. Any such option will be subject to all of the terms and provisions of Bank's Stock Option Plan and the form of Stock Option Agreement to be executed by Bank and Employee, which Stock Option Plan and Stock Option Agreement are incorporated in full into this Agreement. Should Employee be terminated without cause, this option shall expire no later than thirty (30) days after such termination. Should Employee be terminated for cause, this option shall expire immediately. Reference should be made to the Bank's Stock Option Plan and form of Stock Option Agreement for full and complete terms and conditions governing stock option to be granted.

5.    PERQUISITES

      a)    AUTOMOBILE ALLOWANCE AND INSURANCE

            Bank will provide Employee with a suitable automobile for his use in the performance of his duties and shall pay all reasonable costs and expenses of maintaining and operating said automobile, including automobile liability insurance. Upon the termination of Employee's employment with

            Bank, Employee shall return the automobile in good working condition, less normal wear and tear for reasonable usage of the automobile.

      b)    VACATION

            Employee shall accrue 15 days of paid vacation annually. Employee shall take at least two consecutive weeks vacation during each year of his employment by the Bank. Employee shall accrue a maximum of 15 days of vacation. Once Employee accrues 15 days of vacation, Employee shall cease accruing any additional vacation until Employee's vacation accrual falls below 15 days.

      c)    INSURANCE BENEFITS

            Bank shall provide Employee and Employee's spouse and dependent children, where applicable, at Bank's expense, participation in accident and health at no cost to Employee, and term life insurance benefits to the maximum benefits available under Bank's Group Insurance program, except that term life insurance shall not be required in excess of $150,000 for Employee.

      d)    PROFESSIONAL SOCIETY MEMBERSHIP

            Bank agrees to reimburse Employee for professional society memberships which are related to and enhance Employee's employment at the Bank during Employee's employment at Bank.

      e)    CONTINUING EDUCATION

            Bank agrees to reimburse Employee for continuing education which are related to and enhance Employee's employment at Bank during Employee's employment at Bank.

      f)    COUNTRY CLUB MEMBERSHIP

            Bank agrees to reimburse Employee for reasonable initiation fees and monthly dues related to a country club membership during Employee's employment at Bank. The country club must be located in Los Angeles County or Orange County.

6. TERMINATION. The compensation and other benefits provided to Employee pursuant to this Agreement, and the employment of Employee by the Bank, shall be terminated prior to expiration of the term of this Agreement as provided in this Section:

      a) DISABILITY. In the event that Employee shall fail, because of illness, incapacity or injury which is determined to be total and permanent by a physician selected by the Bank or its insurers and acceptable to Employee or Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably) to render for three consecutive months or shorter periods aggregating 60 or more business days in any twelve (12) month period, the services contemplated by this Agreement, Employee's employment hereunder may be terminated.

      b) DEATH. In the event of Employee's death during the term of this Agreement, Employee's Base Salary and any other right or benefit shall terminate.

      c) ACTION BY SUPERVISORY AUTHORITY. If Bank is ordered to remove Employee or Bank is closed or taken over by the California State Department of Financial Institutions, the Federal Reserve. the Federal Deposit Insurance Corporation, Bank may immediately terminate this Agreement without further liability, compensation or obligation to Employee, except that Employee shall be entitled to his rights, if any, under Paragraph 4(c) hereof and the Stock Option Plan referred to therein.

      d)    FOR CAUSE

            Employee's employment hereunder shall be terminated and all of his rights to receive Base Salary, Bonus or Stock Options under Paragraph 4 of the Agreement, shall terminate upon a determination by the Board that Employee is or has been personally dishonest, incompetent, or is engaging or has engaged in willful or negligent misconduct.

      e)    WITHOUT CAUSE

            Notwithstanding any other provision in this Agreement to the contrary, the parties agree that either the Employee or the Bank may terminate this Agreement, including any extensions thereto, without cause at any time.

            i. If Bank terminates this Agreement without cause, upon such termination, the Bank shall pay Employee his Base Salary, excluding any bonuses, for a period of six (6) months or for the remaining duration of the term of this Agreement, whichever is lesser. In no event will Employee be entitled to more than six months of his base salary upon termination

            ii. Bank shall compensate the Employee for all accrued. unused and un-purchased vacation leave at his then current daily salary rate.

            iii. If Employee terminates this Agreement without cause, Employee's base salary, bonus shall immediately terminate on the date Employee terminates this Agreement.

7. BUSINESS EXPENSES. During the term of this Agreement, to the extent that such expenditures satisfy the criteria under the Internal Revenue Code for deductibility by Bank (whether or not fully deductible by the Bank) for federal income tax purposes as ordinary and necessary business expenses, Bank shall reimburse Employee promptly for reasonable business expenditures, including travel, entertainment, parking, business meetings, and professional dues and dues associated are maintaining club memberships, so long as such expenses and properly documented by Employee to the satisfaction of Bank and Board.

8.    MISCELLANEOUS.

      a)    SUCCESSION; SURVIVAL.

            This Agreement shall inure to the benefit of and shall be binding upon Bank, its successors and assigns, but without the prior written consent of Employee this Agreement may not be assigned other than in connection with a merger or sale of substantially all the assets of Bank or a similar transaction in which the successor or assignee assumes (whether by operation of law or express assumption) all obligations of Bank hereunder. The obligations and duties of Employee hereunder are personal and otherwise not assignable. Employee's obligations and representatives under this Agreement will survive the termination of Employee's employment, regardless of the manner of such termination.

9. INCORPORATION BY REFERENCE OF EMPLOYEE HANDBOOK POLICIES AND STOCK OPTION PLAN. This Agreement incorporates by reference all policies of Bank contained in its Employee Handbook. Employee has acknowledged in writing the receipt of a copy of the Employee Handbook and agrees to comply with all such policies. This Agreement incorporates by reference the Stock Option Plan.

10.   ENTIRE AGREEMENT: AMENDMENTS

      This Agreement contains the entire agreement of the parties relating to the subject matter hereof and it supersedes any prior agreements, undertakings, commitments and practices relating to Employee's employment by Bank. No amendment or modification of the terms of this Agreement shall be valid unless made in writing and signed by Employee and by Bank.

11.   WAIVER

      No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall any single or partial exercise preclude any further or other exercise of such right or any other right.

12.   CHOICE OF LAW

      This Agreement, the legal relations between the parties and any action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement, the relationship of the parties or the subject matter hereof shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, to the extent permitted by law.

13.   ATTORNEYS' FEES IN ACTION ON CONTRACT

      If any litigation shall occur between Employee and the Bank which litigation arises out of or as a result of this Agreement or the acts of the parties hereto pursuant to this Agreement, or which seeks an interpretation of this Agreement, the prevailing party shall be entitled to recover all costs and expenses of such litigation, including reasonable attorneys' fees and costs.

14.   CONFIDENTIALITY; PROPRIETARY INFORMATION

      Employee agrees to not make use of, divulge or otherwise disclose, directly or indirectly any trade secret or other confidential or proprietary information concerning the business (including but not limited to its products, employees, services, practices or policies) of Bank or any of its affiliates of which Employee may learn or be aware as a result of Employee's employment during the Term except to the extent such use or disclosure is (i) necessary to the performance of this Agreement and in furtherance of Bank's best interests, or (ii) required by applicable law. The provisions of this subsection (g) shall survive the expiration, suspension or termination, for any reason, of this Agreement.

15.   TRADE SECRETS

      Employee, prior to and during the term of employment, has had and will have access to and become acquainted with various trade secrets, consisting of software, plans, formulas, patters, devices, secret inventions, processes, customer lists, contracts, and compilations of information, records and specifications, which are owned by Bank and regularly used in the operation of their respective businesses and which may give Bank an opportunity to obtain an advantage over competitors, who do not know or use such trade secrets. Employee agrees and acknowledges that Employee has been granted access to these valuable trade secrets only by virtue of the confidential relationship created by Employee's employment. Employee shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of employment by Bank and for its benefit.

      All records, files, documents, drawings, specifications, software, equipment, and similar items relating to the business of Bank or its affiliates, including without limitation, all records relating to customers (the "Documents"), whether prepared by Employee or otherwise coming into Employee's possession, shall remain the exclusive property of Bank or such affiliates and shall not be removed from the premises of Bank or its affiliates under any circumstances whatsoever without the prior consent of the Board. Upon termination of employment, Employee agrees to promptly deliver to Bank all Documents in the possession or under the control of Employee.

16.   INVENTIONS AND PATENTS

      Except as may be limited by Section 2870 of the California Labor Code, all inventions, designs, improvements, patents, copyrights, and discoveries conceived by Employee during the term of this Agreement which are useful in or directly or indirectly related to the business of Bank or to any experimental work carried on by Bank, shall be the property of Bank. Employee will promptly and fully disclose to Bank all such inventions, designs, improvements, and discoveries (whether developed individually or with other persons) and shall take all steps necessary and reasonably required to assure Bank's ownership thereof and to assist Bank in protecting or defending Bank's proprietary rights therein.

      Employee acknowledges hereby receipt of written notice from Bank pursuant to Labor Code Section 2872 that this Agreement (to the extent it requires an assignment or offer to assign rights to any invention of Employee) does not apply fully to an invention which qualifies fully under California Labor Code Section 2870.

17.   PLACE OF EMPLOYMENT

      The principal place of employment and the location of Employee's principal office shall be in Los Angeles, California.

18.   SEVERABILITY

      If this Agreement shall for any reason be or become unenforceable in any material respect by any party, this Agreement shall thereupon terminate and become unenforceable by the other party as well. In all other respects, if any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances, to the fullest extent permitted by law.

19.   SECTION HEADINGS

      Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

20.   UNIQUE SERVICES: SPECIFIC PERFORMANCE

      The parties hereto agree that the services to be rendered by Employee pursuant to this Agreement, and the rights and privileges granted to the Bank pursuant to this Agreement, and the rights and privileges granted to Employee by virtue of his position, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by Employee of any of the terms of this Agreement will cause Bank great and irreparable injury and damage. Employee hereby expressly agrees that Bank shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by Employee. Without limiting the generality thereof, the parties expressly agree that Bank shall be entitled to the equitable remedies set forth in this paragraph 20 for any violation of paragraph 14, 15, 21, 22, and 23. This paragraph shall not be construed as a waiver of any other rights or remedies which Bank may have for damages or otherwise.

21.   NON-COMPETITION

      Employee agrees that for a period of one (1) year after the termination of Employee's employment, Employee will not, directly or indirectly, compete against, or in any manner be connected with or employed by any individual, association or other entity that is in competition with Bank's business in Los Angeles County.

22.   NON-SOLICITATION

      Employee agrees that for a period of one (1) year after the termination of employment, Employee will not, on behalf of Employee or on behalf of any other individual, association or entity, call on any of the customers of Bank for the purpose of soliciting or inducing any of such customers to acquire (or providing to any of such customers) any product or service provided by Bank or a Related Company, nor will Employee in any way, directly or indirectly, as agent or otherwise, in any other manner solicit, influence or encourage such customers to take away or to divert or direct their business to Employee or any other person or entity by or with which Employee is employed, associated, affiliated or otherwise related.

23.   NO-RAIDING OF EMPLOYEES

      Employee agrees that for a period of one (1) year after the termination of Employee's employment, Employee will not, directly or indirectly, disrupt, damage, impair, or interfere with Bank's business by soliciting, influencing, encouraging or recruiting any employee of Bank to work for Employee or any Employee Related Entity.

24.   COUNTERPARTS

      This Agreement and any amendment hereto may be executed in one or more counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when a copy signed by each party has been delivered to the other party.

25.   REPRESENTATION BY COUNSEL: INTERPRETATION

      Bank and Employee each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the matters contemplated by this Agreement. Accordingly, any rule of law, including but not limited to Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

26. ARBITRATION.

      Except for any controversy or claim arising from a breach of the covenants in paragraphs 14, 15, 20, 21, and 22 of this Agreement, any controversy or claim arising out of or relating to this Agreement or the breach thereof, or arising out of or relating to Employee's employment or termination of employment shall be submitted and resolved by final and binding arbitration under the terms of the Federal Arbitration Act and in a manner consistent with the California Code of Civil Procedure. The arbitration process will begin upon service of a written request of the complaining party served on the other within thirty (30) calendar days of the event which forms the basis of the controversy or claim. Service of the written request shall be made only by certified mail, with a return receipt requested. Time is of the essence; if the request is not served within said thirty (30) days, the complaining party's claim(s) shall be forever waived and barred before any and all forums, including, without limitation, arbitration or judicial forums. The Arbitrator has no authority to alter, amend, modify or change any of the terms of this Agreement. The decision of the Arbitrator shall be final and binding and judgment thereon may be entered in any court having jurisdiction thereof. The parties shall equally divide all costs, excluding attorneys' fees, with respect to the arbitration.

      The parties intend that this arbitration procedure is mandatory and shall be the exclusive means of resolving all disputes between Employee and Bank and/or Bank's employees, directors, officers or managers involving or arising out of this Agreement, the parties' employment relationship and/or the termination of that relationship including, but not limited to, any controversies or claims pertaining to wrongful discharge and alleged violations of the covenant of good faith and fair dealing, implied contracts and/or public policies or anti-discrimination statutes.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


DATED: November 1, 1999                      /s/ CHUNG HOON YOUK
                                             ----------------------------
                                             CHUNG HOON YOUK


DATED: November 1, 1999                      /s/ HANMI BANK
                                             ----------------------------
                                             HANMI BANK
                                             By: JOSEPH K. RHO
                                             Its: Chairman, Board of Directors